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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K



                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)   February 19, 1998


                                 CHATCOM, INC.
            (Exact name of registrant as specified in its charter)


                                  CALIFORNIA
                (State or other jurisdiction of incorporation)

             0-20462                                    95-3746596
      (Commission File Number)              (I.R.S. Employer Identification No.)

    9600 TOPANGA CANYON BOULEVARD                         91311
       CHATSWORTH, CALIFORNIA                          (Zip Code)
(Address of principal executive offices)

                                (818) 709-1778
             (Registrant's telephone number, including area code)

                                NOT APPLICABLE
         (Former name or former address, if changed since last report)

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Item 4.  Changes in Registrant's Certifying Accountant.
         ---------------------------------------------

     Effective February 19, 1998, ChatCom, Inc. (the "Company") engaged Grobstein, Horwath & Company LLP ("Grobstein & Horwath") as its principal independent accountant.

     Grobstein & Horwath was engaged by the Company to consult with it regarding the Quarterly Report on Form 10-QSB for the quarter ended December 31, 1997, including consultation regarding the accounting treatment applied to an agreement between the Company and its foreign distributor, Macon Holdings (S) Pte. Ltd., ("Macon"), to return to the Company equipment in the amount of approximately $2.6 million previously sold by the Company to Macon.

     The Company did not consult its former principal independent accountant, Deloitte & Touche LLP, regarding the Quarterly Report on Form 10-QSB for the quarter ended December 31, 1997 and the accounting treatment of the agreement between the Company and Macon to return the equipment.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CHATCOM, INC.



Date:  February 26, 1998            By /s/ RICHARD F. GORDON, JR.
                                       -----------------------------------
                                       Richard F. Gordon, Jr.
                                       Chairman of the Board


                                      2.